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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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East West Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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East West Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2010

        Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of East West Bancorp, Inc. (the "Company") will be held at 135 N. Los Robles Ave., 6th Floor, Pasadena, California on May 27, 2010, beginning at 2:00 p.m. for the following purposes:

  1.
  Election of Directors.    The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified;

  2.
  Ratification of Auditors.    Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2010;

  3.
  Advisory Vote to Approve Executive Compensation.    An advisory vote to approve executive compensation; and

  4.
  Other Business.    The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

        Properly signed and returned proxy cards permit the Proxyholders named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in his discretion. As of the date of mailing, the Board of Directors of the Company is not aware of any other matters that may come before the Meeting.

        Only those stockholders of record at the close of business on March 31, 2010 shall be entitled to notice of and to vote at the Meeting.

        YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors

DOUGLAS P. KRAUSE Corporate Secretary

Pasadena, California
April 26, 2010

East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor
Pasadena, California 91101
(626) 768-6000

 PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS

To be held May 27, 2010

 GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors" or "Board") of East West Bancorp, Inc. (the "Company") for use at its annual meeting ("Meeting") of stockholders to be held on May 27, 2010, at 135 N. Los Robles Avenue, 6th Floor, Pasadena, California, at 2:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures are first being mailed to stockholders on or about April 26, 2010. Only stockholders of record on March 31, 2010 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. The mailing address of the Company's principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

Matters to be Considered

  The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors.    The election of eleven persons as directors for one year terms until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified. The Board of Directors' nominees are:

Iris S. Chan Peggy Cherng Rudolph I. Estrada Julia S. Gouw Paul H. Irving Andrew S. Kane John Lee Herman Y. Li Jack C. Liu Dominic Ng Keith W. Renken

  2.
  Ratification of Auditors.    Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2010;

  3.
  Advisory Vote to Approve Executive Compensation.    An advisory vote to approve executive compensation; and

  4.
  Other Business.    The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

Costs of Solicitation of Proxies

        This solicitation of Proxies is made on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with it in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights; Revocability of Proxies

        The authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of which 147,907,806 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $0.001 per share, of which 392,287 shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

        The Company's Certificate of Incorporation does not authorize cumulative voting. For the election of directors, the persons receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions, broker non-votes and votes "WITHHELD" in the election of directors have no legal effect.

        Unless otherwise required by law, the Certificate of Incorporation, or Bylaws, approval of the proposals that may properly come before the Meeting, other than the election of directors, require the affirmative vote of the majority of shares present in person or by proxy at the Meeting and entitled to vote.

        A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

        Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in a properly executed Proxy, your shares of Common Stock will be voted as recommended by the Board of Directors. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. In the absence of instructions, your broker can only vote your shares on certain limited matters, but will not be able to vote your shares on other matters (including the election of directors). It is important that you provide voting instructions because beginning this year, brokers and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you.

        The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting and any other proposals of which management did not have notice at least 45 days prior to the date on which the Company mailed its proxy material for last year's annual meeting of stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

Important Notice Regarding Availability of Proxy Materials
for the 2010 Annual Meeting of Stockholders to be Held on May 27, 2010

        Pursuant to the Securities and Exchange Commission rules related to the availability of proxy materials, we have chosen to make our Proxy Statement, Annual Report on Form 10-K, and Proxy Card available on the Internet at the "Investor Relations—Electronic Literature" section of our corporate website at www.eastwestbancorp.com. Additionally, you may access our proxy statement at https://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4040606&GKP=1073743388, where the Company cannot identify visitors to the site.

 BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of March 31, 2010, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) our directors, (iii) our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and our three highest compensated executive officers whose total annual compensation in 2009 exceeded $100,000 (the "Named Executive Officers"), and (iv) all our directors and Named Executive Officers, as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class
5% Holders
Wellington Management Company(3)	13,211,399	8.93
75 State Street
Boston, MA 02109
Corsair Access, LLC(4)	11,172,665	7.55
717 Fifth Avenue, 24th Floor
New York, New York 10022
FMR LLC(5)	10,762,142	7.28
82 Devonshire Street
Boston, Massachusetts 02109
SMALLCAP World Fund, Inc.(6)	9,921,646	6.71
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price(7)	9,822,449	6.64
100 E. Pratt Street
Baltimore, Maryland 21202
Wells Fargo & Company(8)	7,568,631	5.12
420 Montgomery Street
San Francisco, California 94163
Directors and Named Executive Officers
Peggy Cherng	1,803,600	1.22
Dominic Ng	699,457	*
John Lee(9)	314,586	*
Julia S. Gouw(10)	299,202	*
Douglas P. Krause	147,462	*
Keith Renken	62,663	*
Karen Fukumura	61,655	*
William J. Lewis	55,817	*
Herman Y. Li	55,415	*
Jack C. Liu	40,750	*
Rudolph I. Estrada(11)	23,567	*
Andrew S. Kane	16,573	*
Thomas J. Tolda	5,000	*
Iris S. Chan(12)	—	*
Paul H. Irving(13)	—	*
All Directors and Executive Officers, as a group (15 persons)	3,586,147	2.42

*
Less than 1%.

(1)
All amounts are based on the respective Schedule 13G filings of the holders and the conversion of Series C Preferred Stock that occurred in March 2010. Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(2)
Shares that the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership and percentage ownership of the person (or group). The following individuals have the right to acquire the shares indicated after their names upon the exercise of such stock options: Mr. Ng, 362,989; Mr. Estrada, 10,000; Mr. Li, 20,000; Mr. Liu, 17,000; Mr. Renken, 20,000; Mr. Krause, 39,153; Ms. Fukumura, 28,223; William J. Lewis, 37,884; and Ms. Gouw, 80,161. The aggregate number of shares issuable upon the exercise of options currently exercisable held by the directors and officers as a group is 680,493.

(3)
Based on 13G filed with the Securities and Exchange Commission on February 12, 2010, by Wellington Management Company.

(4)
Based on 13G filed with the Securities and Exchange Commission on January 13, 2010, by Corsair Access, LLC.

(5)
Based on 13G filed with the Securities and Exchange Commission on February 16, 2010, by FMR LLC. This figure includes shares of Series A Preferred Stock which the holder has the right to acquire within 60 days after the Record Date.

(6)
Based on 13G filed with the Securities and Exchange Commission on February 12, 2010, by SMALLCAP World Fund, Inc., which is managed by Capital Research and Management.

(7)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010, by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors, representing 8.5% of the shares outstanding, for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This figure includes shares of Series A Preferred Stock which the holder has the right to acquire within 60 days after the Record Date.

(8)
Based on Schedule 13G filed with the Securities and Exchange Commission on January 22, 2010, by Wells Fargo & Company.

(9)
296,830 of these shares are held in the John M. Lee Trust for which Mr. Lee has voting and investment power.

(10)
2,000 of these shares are owned by family members for whom Ms. Gouw has voting and investment power; Ms. Gouw disclaims any beneficial interest in such shares.

(11)
2,414 of these shares are held in the Summit Group Profit Sharing Plan for which Mr. Estrada has voting and investment power.

(12)
Iris S. Chan was appointed to the Board on April 21, 2010.

(13)
Paul H. Irving was appointed to the Board on April 21, 2010.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), requires that the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities file with the Securities and Exchange Commission (the "SEC"), and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports provided during the fiscal year ended December 31, 2009, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote "For" All Nominees

Board of Directors and Nominees

        The Company's Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of eleven members elected to serve one-year terms.

        The directors proposed for election at the Meeting are Iris S. Chan, Peggy Cherng, Rudolph I. Estrada, Julia S. Gouw, Paul H. Irving, Andrew S. Kane, John Lee, Herman Y. Li, Jack C. Liu, Dominic Ng and Keith Renken. All of the nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election the eleven nominees for election as directors. In the event that any nominee should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees for director will be unavailable to serve on the Board of Directors.

        None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, except that Mr. Ng is a director of Mattel, Inc. (Ticker: MAT) and Mr. Renken is a director of Willdan Group, Inc. (Ticker: WLDN) and Limoneira Company (Ticker: LMNR.PK).

        The following table sets forth certain information with respect to the Board's nominees for director and the current continuing directors of the Company. All directors of the Company are also directors of East West Bank (the "Bank"), the Company's principal subsidiary. Executive officers serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements.

See "ELECTION OF DIRECTORS" and "Employment Agreements and Potential Payments Upon Termination or Change-in-Control".

Name of Director	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire
Nominees for term expiring 2011:
Iris S. Chan	63	2010	2010
Peggy Cherng	62	2002	2010
Rudolph I. Estrada	62	2005	2010
Julia S. Gouw	50	1997	2010
Andrew S. Kane	57	2007	2010
John Lee	78	2006	2010
Herman Y. Li	57	1998	2010
Jack C. Liu	51	1998	2010
Keith W. Renken	75	2000	2010
Dominic Ng	51	1991	2010
Paul H. Irving	57	2010	2010

(1)
Age as of March 31, 2010.

(2)
Refers to the earlier of the year the individual first became a director of the Company and the Bank.

        The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company's businesses, particularly industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the nominees for election as a Director at the Annual Meeting of Stockholders holds or has held senior executive positions in large, complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development.

        The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

        The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

        Iris S. Chan spent over 20 years with Wells Fargo Bank in San Francisco and recently retired as the Head of the National Commercial Banking Group which serves middle market businesses across the United States. As group head, she oversaw more than 90 commercial banking and loan production offices throughout the country and was in charge of industry specialty groups including government, education, non-profit, healthcare, technology, and waste and environmental management. Additionally, Ms. Chan oversaw the National Correspondent Banking Group and Treasury Sales. She served on the Board of Directors of Wells Fargo HSBC Trade Bank from 2003 to 2009 and was the national spokesperson for the Wells Fargo Asian Business Service Program for more than a decade. Ms. Chan currently serves on the Board of Directors of the Asia Society and was twice named one of the "25 Most Powerful Women in Banking" by U.S. Banker Magazine. We believe that Ms. Chan's long banking career well qualifies her to serve on our Board.

        Peggy Cherng is Co-Chair and Co-CEO of Panda Restaurant Group, which includes more than 1,300 restaurants in the United States, Puerto Rico and Japan. Dr. Cherng holds a Ph.D. in Electrical Engineering and serves on the boards of Methodist Hospital of Southern California, Children's Hospital Los Angeles and UCLA Anderson School of Management. We believe that Ms. Cherng's long and varied business career, including service as Co-Chair and Co-CEO of a large, complex company, well qualifies her to serve on our Board.

        Rudolph I. Estrada has over 35 years of banking and business experience and is a former Presidential appointee serving as Commissioner on the White House Commission on Small Business. He also served as the Los Angeles District Director for the U. S. Small Business Administration. Mr. Estrada is President and CEO of Estradagy Business Advisors, a business and banking advisory group and serves as a professor of business and economics with the California State University system. He serves on the boards of several corporate and non-profit organizations. We believe that Mr. Estrada's extensive management and executive experience in the public and private sector well qualifies him to serve on our Board.

        Julia S. Gouw is President, and Chief Operating Officer of East West Bancorp, Inc. and East West Bank, as appointed on November 30, 2009. Ms. Gouw served as Executive Vice President of East West Bancorp, Inc. and East West Bank until her retirement at the end of 2008, serving as Chief Financial Officer until April 2008 and as Chief Risk Officer from April 2008 through the end of 2008. Prior to joining East West in 1989, Ms. Gouw spent over five years as a CPA at KPMG LLP. Ms. Gouw was ranked among the top 10 bank CFOs in the nation by U.S. Banker in January 2006. She serves on the Board of Visitors of the UCLA School of Medicine and Trustee of Saint John's Health Foundation. We believe that Ms. Gouw's long banking career well qualifies her to serve on our Board.

        Paul H. Irving is an Advanced Leadership Fellow at Harvard University. He previously served as Co-Chairman, Chief Executive and Managing Partner of Manatt, Phelps & Phillips, LLP and remains a Senior Advisor to the firm. In his 25 years with the firm, Mr. Irving represented financial services, manufacturing, media and entertainment and professional services clients in mergers and acquisitions, capital markets activities, and governance and regulatory matters. He also served on the firm's Board of Directors and as Chairman of the financial services group, compensation committee and recruiting committee. Mr. Irving previously served as an Adjunct Professor at Loyola Law School, Los Angeles, was recognized by The Best Lawyers in America for more than ten years and was named a California Super Lawyer by Los Angeles Magazine. We believe that Mr. Irving's extensive legal experience in the financial services industry well qualifies him to serve on our Board.

        Andrew S. Kane, OBE, is Chief Operating Officer and Chief Financial Officer of Advantage Fitness Products (AFP), a provider of fitness and wellness based solutions. Before joining AFP in 2008, he held positions including Vice Chairman, West Coast, Galen Capital Corporation and CEO for HSBC Private Bank in Southern California. Prior to joining HSBC, Mr. Kane was a Managing Partner with Arthur Andersen. In 1998 he was awarded the Order of the British Empire (OBE) by Her Majesty Queen Elizabeth II. Mr. Kane has served on many civic boards, including the Greater Los Angeles United Way and UCLA Medical Center Board of Visitors. We believe that Mr. Kane's extensive management and executive experience in the financial industry well qualifies him to serve on our Board.

        John Lee is Vice Chairman of the Board of East West Bancorp, Inc. and East West Bank. Mr. Lee co-founded Standard Bank in 1980—a $923 million asset federal savings bank acquired by East West. Mr. Lee was one of the original employees of East West Bank and the first general manager of the Bank in the Chinatown District of Los Angeles. Mr. Lee is active in a variety of philanthropic activities and is an avid supporter of education in Chinese art and culture. We believe that Mr. Lee's long banking career well qualifies him to serve on our Board.

        Herman Y. Li is Chairman of the C&L Restaurant Group, Inc., a franchisee of Burger King and Denny's in multiple states. Mr. Li is President of the Burger King Asian Franchisee Association and a member of the Diversity Action Council of the Burger King Corporation. He also serves on the Board of Directors of Restaurant Services, Inc., a purchasing and supply chain management organization for the Burger King system. Mr. Li is a member of the Committee of 100. We believe that Mr. Li's long and varied business career well qualifies him to serve on our Board.

        Jack C. Liu, Esq. is a senior attorney with Alliance International Law Offices. Prior to that, Mr. Liu was Senior Advisor for Morgan Stanley International Real Estate Fund ("MSREF") and was President of MSREF's affiliates, New Recovery Asset Management Corp. Mr. Liu is admitted to practice law in the jurisdictions of California and Washington, D.C. His legal expertise is in international corporate, real estate and banking. We believe that Mr. Liu's extensive management and executive experience well qualifies him to serve on our Board.

        Dominic Ng is Chairman and Chief Executive Officer of East West Bancorp, Inc. and East West Bank. Prior to taking the helm of East West in 1992, Mr. Ng was President of Seyen Investment, Inc. and spent over a decade as a CPA with Deloitte & Touche LLP. Mr. Ng serves on the boards of the Federal Reserve Bank of San Francisco, Los Angeles Branch and Mattel, Inc. We believe that Mr. Ng's long banking career well qualifies him to serve on our Board.

        Keith W. Renken is Managing Partner of Renken Enterprises, a family business which provides consulting services to growth companies. Mr. Renken is a former Senior Partner of Deloitte & Touche, LLP, from which he retired in 1992 after 32 years with the firm. Subsequent to which he was a professor in the University of Southern California Executive in Residence Program for 14 years, from 1992 to 2006. He now serves on the board of directors of Willdan Group, Inc., and Limoneira Company, both public entities, as well as several other private for profit and not for profit entities. We believe that Mr. Renken's extensive management and executive experience well qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        The Company is committed to having sound corporate governance principles. These principles are essential to running the Company's business efficiently and to maintaining the Company's integrity in the marketplace. The Company has adopted formal Corporate Governance Guidelines to explain our corporate governance principles to investors. In addition, the Company has also adopted a Code of Ethical Conduct. These guidelines, as well as our Code of Ethical Conduct and other governance matters of interest to investors, are available through our website at www.eastwestbank.com by clicking on Investor Relations and then Corporate Governance.

DIRECTOR INDEPENDENCE/FINANCIAL EXPERTS

        The Company's Board of Directors has conducted a review regarding the "independence" of each of its members under the standards of Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. ("NASDAQ") listing standards. The Board has determined that seven of its eleven continuing members, all of whom are non-employee directors, satisfy the NASDAQ's "independence" requirements. These independent directors are: Iris S. Chan, Peggy Cherng, Rudolph I. Estrada, Paul H. Irving, Andrew S. Kane, John Lee, Herman Y. Li, Jack C. Liu and Keith W. Renken. Accordingly, a majority of the Board of Directors, and each member of its Audit, Compensation, and Nominating/Corporate Governance Committees, satisfy the independence requirements of the NASDAQ. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership composition of the Board. The Board has determined that having the Company's Chief Executive Officer serve as Chairman is in the best interest of the Company's shareholders at this time. This structure makes the best use of the Chief Executive Officer's extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company's management and the Board.

        In addition, the Board of Directors has conducted a review regarding the qualifications of each member of the Audit Committee under the standards of Rule 5605(a)(2)(A) of the NASDAQ listing standards and Section 10A(m) of the Exchange Act and determined that all members meet these standards.

        The Company's Board of Directors has also conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered a "financial expert" as that term is defined by the SEC. Based on its review, the Board determined that all members of the Audit Committee, Andrew S. Kane, John Lee, Keith W. Renken, and Herman Y. Li, its chairman, qualify as "financial experts" by reason of their prior job experience.

COMMITTEES OF THE BOARD OF DIRECTORS

        The business of the Company's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

Audit Committee

        The Audit Committee reviews and reports to the Board on various auditing and accounting matters. The Audit Committee also engages the independent public accountants, reviews the scope and results of the procedures for internal auditing, reviews the Company's financial statements, reviews the independence of the Company's independent auditors, and approves all auditing and non-auditing services performed by its independent auditors. The Audit Committee currently consists of Andrew S. Kane, John Lee, Keith W. Renken, and Herman Y. Li as chairman. All members of the Audit Committee have been determined by the Board to be independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards. The Bank also has an Audit Committee, which consists of the same directors who comprise the Company's Audit Committee and which generally meets jointly with the Company's Audit Committee. The charter of the Company's Audit Committee is available through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Compensation Committee

        The Compensation Committee establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer. The Compensation Committee currently consists of Peggy Cherng, Keith W. Renken, and Jack C. Liu as chairman. All members of the Compensation Committee have been determined by the Board to be independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards. The Bank also has a Compensation Committee, which consists of the same directors who comprise the Company's Compensation Committee and which generally meet jointly with the Company's Compensation Committee. The charter of the Compensation Committee is available through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

        The Compensation Committee's responsibilities include:

  •
  Approving the annual and long-term incentive compensation programs for the CEO and other executive management;

  •
  Annually, establishing and evaluating the CEO's performance and compensation;

  •
  Annually, approving annual compensation and grants of incentive shares to all other executive officers;

  •
  Conducting the executive evaluation process in a manner that promotes trust and open communication between the Board and CEO, ensuring the CEO understands the Board's expectations, and providing feedback to the CEO on his or her performance;

  •
  Reviewing and making recommendations to the Board of Directors with respect to the compensation of directors.

        The CEO provides reviews and recommendations for senior management personnel for the consideration of the Compensation Committee. The performance of the CEO and other executive officers is reviewed by the Compensation Committee. Additionally, the Compensation Committee employs Towers Perrin, an independent executive compensation consulting firm, as its compensation consultant. The role of Towers Perrin is to assist and advise the Compensation Committee in its deliberations.

Risk Oversight Committee

        The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company's risk profile, and (4) integrate risk management into Company decision-making. The Risk Oversight Committee has been appointed by the Board to provide focused oversight of the Company's identified enterprise risk categories on behalf of the Board of Directors. The identified risk categories include: credit, interest rate, liquidity, operational, information technology, human capital, compliance, legal, strategic, reputation, and international. The Risk Oversight Committee currently consists of Peggy Cherng, Rudolph I. Estrada, John Lee, Julia S. Gouw and Keith W. Renken as chairman. The Bank also has a Risk Oversight Committee, which consists of the same directors who comprise the Company's Risk Oversight Committee and which generally meets jointly with the Company's Risk Oversight Committee.

The charter of the Risk Oversight Committee is available through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. The Nominating/Corporate Governance Committee currently consists of Rudolph I. Estrada, Jack C. Liu, and Herman Y. Li as chairman. All members of the Nominating/Corporate Governance Committee have been determined by the Board to be independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards. The Bank also has a Nominating/Corporate Governance Committee, which consists of the same directors who comprise the Company's Nominating/Corporate Governance Committee and which generally meets jointly with the Company's Nominating/Corporate Governance Committee. The charter of the Nominating/Corporate Governance Committee is available through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Executive Committee

        The Executive Committee is authorized to exercise certain powers of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee currently consists of Rudolph I. Estrada, Dominic Ng and Julia S. Gouw. The Bank also has an Executive Committee, which consists of the same directors who comprise the Company's Executive Committee. The charter of the Executive Committee is available through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Board Attendance of Meetings

        The Company's Board of Directors met twelve times during 2009 and the Bank's Board of Directors and the various Board committees of the Company and the Board met 30 times during 2009. All of the directors attended all of the meetings of the Company's Board of Directors, and all of the meetings of the Bank Board and of the Committees on which he or she served in 2009, except in one instance where a member was absent from one committee meeting. The policy of the Company is to encourage all directors who are being elected and all directors who are also employees of the Company to attend the annual meeting of stockholders. All of the directors attended the 2009 annual meeting of stockholders.

 CONSIDERATION OF DIRECTOR NOMINEES

Stockholder Nominees

        The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications." Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

  Corporate Secretary
  East West Bancorp, Inc.
  135 N. Los Robles Avenue, 7th Floor
  Pasadena, California 91101

        In addition, nominations for director may be made by any stockholder entitled to vote for the election of directors if proper notice is given in accordance with the Bylaws. Notice of a stockholder's intention to make any nominations must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the meeting at which directors are to be elected. However, in the event that less than sixty-five (65) days notice of the meeting is given to stockholders, notice by the stockholder, to be timely, must be delivered not later than the close of business on the seventh (7th) day following the date of mailing notice of the meeting to stockholders. Such notification shall contain the following information: (a) all information about each proposed nominee that would be required in a proxy solicitation under the federal proxy rules; (b) the name and address of the notifying stockholder; and (c) the number of shares of the Company's Common Stock beneficially owned by the notifying stockholder. Nominations not made in accordance with the requirements in the Bylaws may be disregarded.

Director Qualifications

        The Company's Corporate Governance Guidelines contain Board membership criteria that apply to Nominating/Corporate Governance Committee recommended nominees for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, finance, accounting, law or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. While the Company does not have a formal policy with regards to the consideration of diversity in identifying Director nominees, the Nominating/Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's businesses.

Identifying and Evaluating Nominees for Directors

        The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director.

Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating/Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating/Corporate Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

COMMUNICATIONS WITH THE BOARD

        The Company's Board of Directors welcomes suggestions and comments from stockholders. All stockholders are encouraged to attend the annual meeting of stockholders where senior management and outside auditors, as well as members of the Board, will be available to answer questions. Stockholders may also send written communications to the Board by writing to the Secretary of the Board of Directors at East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee or to the Chairman of the Board or to any individual director specified in the communication, as applicable.

EXECUTIVE SESSIONS

        Executive sessions of non-management directors are generally held after every regularly scheduled Board meeting, at least six times a year. The sessions are scheduled and chaired by a presiding director on a rotating basis by the Chair of the Audit Committee, the Compensation Committee, the Risk Oversight Committee, and the Nominating/Corporate Governance Committee. In addition, the non-management directors generally also meet separately with only the Chief Executive Officer in an executive session after each regularly scheduled board meeting. Any non-management director can request that an additional executive session be scheduled.

STOCK OWNERSHIP GUIDELINES

        All directors and executive officers are encouraged to own the Company's Common Stock to further align management's financial interests with stockholders' interests. Under the Company's stock ownership guidelines for directors, directors should not sell any shares unless they would own after the sale at least $50,000 of Common Stock. Guidelines for senior officers are also in place and officers should not sell any shares unless they would own after the sale share ownership in an amount having a market value equivalent to a multiple of the individual's annual base salary, depending upon that individual's management level. Stock ownership guidelines for directors and senior officers can be found through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Corporate Governance. Executive officers may not engage in hedging strategies or sell short or trade derivatives involving East West Bancorp securities.

 DIRECTOR COMPENSATION

        The Compensation Committee is responsible for reviewing the compensation of the directors and making recommendations for changes to the Board of Directors. Employees of the Company and its subsidiaries are not compensated for service as directors of the Company or its subsidiaries and are not included in the table below. The compensation received by Mr. Ng and Ms. Gouw as employees of the Company are shown in the "Summary Compensation Table".

        In 2009, non-employee directors received an annual retainer of $25,000 in cash and an annual restricted stock award of $40,000 with a 3-year cliff vesting. The restricted stock vests 100% after the 3rd anniversary of the grant date. The committee chairs each receive an additional annual cash retainer as follows: Audit—$10,000; Compensation—$7,000; Risk Oversight—$5,000; Nominating/Corporate Governance—$5,000. Non-employee directors also receive a meeting fee of $1,000 for each Board and committee meeting attended. Non-employee directors may elect to receive their annual $25,000 cash retainer in the form of Common Stock, at a 25% risk premium (i.e., $31,250 of common stock) if they agree to hold the stock for at least one year. In 2009, all non-employee directors elected to receive their annual cash retainer in the form of Common Stock, except for Mr. Estrada.

        The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2009:

2009 Non-Employee Director Compensation Table

Name	Fees Earned Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation	Total
Peggy Cherng	$13,000	$71,366	$—	—	$84,366
Rudolph I. Estrada(2)	37,000	40,121	—	60,000	137,121
Andrew S. Kane	16,000	71,366	—	—	87,366
John Lee	19,000	71,366	—	—	90,366
Herman Y. Li	32,000	71,366	—	—	103,366
Jack C. Liu	17,000	71,366	—	—	88,366
Keith W. Renken	26,000	71,366	—	—	97,366
Julia Gouw(3)	10,000	71,366	—	—	81,366

(1)
The values in this column represent the aggregate grant date fair values of the 2009 restricted stock awards. This amount includes 4,094 shares of restricted stock awards granted to each non-employee director on August 26, 2009 with a grant date price of $9.80.

(2)
The amount shown under All Other Compensation for Mr. Estrada represents consulting fees paid during the year to a company in which Mr. Estrada is the principal shareholder.

(3)
The compensation paid to Ms. Gouw was for her service as a non-employee director prior to her appointment as President and Chief Operating Officer of the Company on November 30, 2009.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis ("CD&A") describes the objectives, processes and procedures of the Board of Directors and Compensation Committee with respect to the compensation earned by our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers, as named in the "Summary Compensation Table" below. We refer to all of these officers as "Named Executives." Although the compensation programs discussed below are applicable to the Named Executives and other executives of the Company, this CD&A focuses primarily on the Named Executives.

Executive Summary

        East West's general compensation philosophy is to pay for performance. However, in December, 2008, we participated in the U.S. Treasury's capital purchase program (the "Capital Purchase Program"). As part of this program, we sold 306,546 shares of our Series B preferred stock and a warrant to purchase additional shares of our common stock for an aggregate purchase price of $306,546,000. As a condition to our participation in the Capital Purchase Program. and for as long as the U.S. Department of the Treasury holds equity or debt securities of the Company, East West was required to make certain changes to its executive compensation arrangements as necessary to comply with Section 111 of the Emergency Economic Stimulus Act of 2009 ("EESA"). As part of the American Recovery and Reinvestment Act of 2009 ("ARRA"), Congress enacted new and revised executive compensation requirements that also affect East West as a participant in the Capital Purchase Program. In June of 2009, the Treasury released regulations for executive compensation under EESA in an Interim Final Rule (IFR). The regulations apply to what the U.S. Treasury refers to as our Senior Executive Officers ("SEOs") and some additional officers as defined by the IFR. Presently, our SEOs are the same individuals who are our NEOs. A summary of the EESA requirements, as amended by ARRA and the IFR, include:

  •
  A prohibition on incentive compensation, bonus, or retention award payments or accruals payable in cash to the SEOs and the next ten most highly compensated employees ("MHCEs") based on the Company's level of participation;

  •
  A prohibition on stock option grants to the SEOs and the next ten MHCEs;

  •
  A prohibition on incentive compensation paid in stock to the SEOs and the next ten MHCEs, except for grants of restricted stock that may not vest prior to two years following the date of grant, have transferability restrictions related to the Company's Capital Purchase Plan preferred shares repayment, and are limited in value to 1/3 of current year total compensation;

  •
  A prohibition on providing compensation programs that provide employees with an incentive to take unnecessary and excessive risks, or any compensation plan that encourages manipulation of reported earnings;

  •
  A requirement that the Compensation Committee and the Chief Risk Officer of the Company conduct a risk review of the compensation programs at the Company semi-annually;

  •
  A requirement to include "clawback" or incentive compensation recovery provisions for the SEOs and the next 20 MHCEs for any bonus or incentive compensation they receive that was based upon statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate;

  •
  A prohibition on payments of tax-gross ups to any SEO or the next 20 MHCEs, which are reimbursements to cover taxes owed by officers with respect to any compensation;

  •
  A prohibition on providing any golden parachute or severance payments to an SEO or the next 5 MHCEs;

  •
  Tax deduction limitations of $500,000;

  •
  Providing shareholders with an opportunity to cast nonbinding advisory votes on executive compensation ("say on pay");

  •
  Establishment of an independent compensation committee;

  •
  Establishment of polices regarding excessive luxury expenditures; and

  •
  Providing certifications of compliance with these ARRA provisions.

        In addition to the executive compensation restrictions imposed by EESA, when the Compensation Committee met in the first quarter of 2009 to review 2008 results and consider compensation adjustments, Mr. Ng recommended to the Compensation Committee that no year-end bonus, restricted stock or other incentive compensation be awarded to him, as the Company had lost money in 2008. The Compensation Committee considered and approved Mr. Ng's recommendation.

Objectives of the Company's Compensation Committee

        In addition to ensuring that the Company complies with executive compensation restrictions imposed by EESA, as amended, and the IFR, the Company's Compensation Committee is responsible for evaluating the performance and establishing the compensation of the Chief Executive Officer, administering the East West Bancorp, Inc. Performance-Based Bonus Plan, overseeing the development of other annual and long-term compensation programs for senior management personnel, and making awards under the East West Bancorp, Inc. 1998 Stock Incentive Plan, as amended. The Compensation Committee is also responsible for approving the compensation of the other executive officers of the Company.

        The members of the Compensation Committee are Peggy Cherng, Keith W. Renken, and Jack C. Liu as chairman. Each member of the Compensation Committee is independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards.

        Specifically, the Compensation Committee has the responsibilities described below:

  •
  On an annual basis, evaluate the performance of the CEO, and establish the compensation of the CEO. The Committee shall obtain input from the full Board and report to the Board on the results of the evaluation and compensation review;

  •
  Receive an annual report from the CEO of his or her performance assessment;

  •
  Approve annual compensation and grants of incentive shares of all executive officers;

  •
  Conduct the executive evaluation process in a manner that promotes trust and communications between the Board and CEO, ensure the CEO understands the Board's expectations; and provide feedback to the CEO on his or her performance;

  •
  Review and make recommendations to the Board of Directors with respect to the compensation of directors.

Other Elements of the Compensation Program

Retirement Benefits

        In addition to the Company's 401(k) Plan, the Company sponsors a Supplemental Executive Retirement Plan (the "SERP") which provides supplemental retirement benefits to certain Named Executives, Mr. Ng, Ms. Gouw, and Mr. Krause. The SERP is discussed in further detail under the heading "Retirement Plans."

Deferred Compensation

        Effective in January 1, 2009, the Company suspended all new contributions from the Named Executives, along with other officers of the Company, into the nonqualifed deferred compensation plan (the "Deferred Compensation Plan") which was established by the Company in 1997. The Company does not contribute to the Deferred Compensation Plan. Any existing amounts in the Deferred Compensation Plan are allowed to be remain there. The Deferred Compensation Plan is discussed in further detail under the heading "Nonqualified Deferred Compensation."

Perquisites

        While the Company seeks to offer a level of perquisites sufficient to recruit and retain key executive talent, the Company believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than perquisites.

Stock Ownership Guidelines for Named Executives

        The Company has stock ownership guidelines for all senior officers (including the Named Executives). The stock ownership guideline constitutes share ownership in a market value equivalent to a multiple of the executive's annual base salary, depending upon that executive's management level, to be achieved within three years of becoming subject to the guideline. The stock ownership guidelines applicable are three times annual base salary for the Chief Executive Officer and one time annual base salary for all other Named Executives, if tenure is three years or more. Ownership can be by direct or beneficial ownership of common shares or by ownership of restricted stock.

Accounting and Tax Considerations of Executive Compensation

        IRS Code Section 162(m) places a limit of $1 million on the amount of compensation that may be deducted by the Company in any taxable year with respect to each "covered employee" within the meaning of Section 162(m). However, "performance-based compensation" within the meaning of Section 162(m) is not subject to the deduction limit. To qualify as performance-based, the bonus must be determined by measurable and objective financial criteria, such that the amount of the bonus, once the formula is established, is non-discretionary, except that the Compensation Committee may discretionarily adjust the actual bonus downward from the formula bonus. Because bonuses are paid under the Bonus Plan only if the Company's financial or other results meet or exceed certain quantifiable performance goals established by the Compensation Committee, the Compensation Committee believes that the Company may deduct such bonuses.

        In addition to the corporate deduction limitation imposed by IRS Code Section 162(m), as a participant in the Capital Purchase Program, the Company may not deduct any compensation paid to a "covered employee" that exceeds $500,000 for as long as the U.S. Department of the Treasury holds equity or debt securities of the Company. This limit applies to all compensation paid, including "performance-based" compensation. The Compensation Committee considered the impact of these rules when approving all executive compensation decisions.

REPORT BY THE COMPENSATION COMMITTEE

        The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including East West Bancorp's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

        East West Bancorp's Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of three non-employee Directors named at the end of this report each of whom is independent as defined by the NASDAQ listing standards.

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the East West Bancorp Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this 2010 Proxy Statement and be included by reference in its Annual Report on Form 10-K for the year ended December 31, 2009.

Review of our Compensation Program with our Senior Risk Officers

        As a condition to participation in Capital Purchase Program, the Compensation Committee reviewed with our senior risk officers, our incentive compensation arrangements to ensure that such arrangements did not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. In this regard, the Company notes that:

  •
  the Company's annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;

  •
  the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

  •
  the Company's compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the Company's executive share ownership and holding requirements; and

  •
  the Company's compensation awards are capped at reasonable and sustainable levels, as determined by a review of the Company's economic position and prospects, as well as the compensation offered by comparable companies.

Primary Elements of the Compensation Programs

        The goals of the executive compensation and benefits programs are to enable the Company to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of the Company's Common Stock and maximize return to its stockholders. The Company's philosophy is to provide a compensation program that is designed to reward executives for the achievement of the Company's goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

        Historically, the key elements of compensation for our executive officers include a base salary and the opportunity to earn annual cash bonus compensation and long-term stock-based incentive compensation (stock options and/or restricted stock). Historically, the Compensation Committee has awarded our executive officers in a mix of cash and long-term stock-based incentives. Cash compensation was designed to reward for overall Company success and individual performance when performance targets were met or exceeded. Additionally, long-term stock-based incentive grants are to align management's financial interests with those of the Company's stockholders.

        Historically, the Compensation Committee utilized peer group comparisons to help determine executive compensation. These peer banks were used for comparison of our financial performance, compensation levels for the CEO and overall compensation program design and consisted of banks of similar size, business characteristics and performance. However, due to the executive compensation restrictions imposed by EESA, as amended, and the IFR, prohibiting bonuses and traditional grants of stock-based incentive compensation, and also due to the request of Mr. Ng to the Compensation

Committee in the first quarter of 2009 at the annual compensation review that no pay raise, year-end bonus, restricted stock or other incentive compensation be awarded to him because the Company had lost money in 2008, such historic comparisons were not necessary and were not utilized in determining compensation in 2009 for our executive officers.

        The Compensation Committee further certifies that it has reviewed with the Company's senior risk officer the incentive compensation arrangements for the Company's Named Executive Officers and has made reasonable efforts to ensure that such arrangements do not encourage the Company's Named Executive Officers to take unnecessary and excessive risk that threaten the value of the Company. In addition to the compensation plans that apply to the Named Executive Officers, the Compensation Committee certifies that it has reviewed with the senior risk officer all other employee compensation plans of the Company and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company and to eliminate any features of these plans that would encourage the manipulation of reported earnings of East West Bancorp to enhance the compensation of any employee.

The 2010 COMPENSATION COMMITTEE
Jack C. Liu, Chairman Peggy Cherng Keith W. Renken

 COMPENSATION OF EXECUTIVE OFFICERS

        It is expected that until the executive officers of the Company begin to devote significant time to the separate management of the Company and the Bank, which is not expected to occur until such time as the Company becomes actively involved in additional businesses, the executive officers will only receive compensation for services as executive officers and employees of the Bank, and no separate compensation will be paid for their services to the Company.

        The following table sets forth the name and compensation of the Named Executives for the fiscal years ended December 31, 2009, 2008 and 2007:

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(1)(2) (d)	Stock Awards ($)(3) (e)		Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(1)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Dominic Ng	2009	$800,000	$0	$0		$0	$0	$1,677,301	$41,873	$2,519,174
Chairman, President, and	2008	800,000	—	1,153,117	(7)	821,351	—	1,469,609	50,629	4,294,706	(7)
Chief Executive Officer	2007	791,667	—	1,752,644	(7)	444,992	1,208,000	1,283,893	50,051	5,531,247	(7)
Thomas J. Tolda(8)	2009	$350,000	$0	$0		$0	$0	$0	$19,820	$369,820
Former Executive Vice	2008	244,102	210,000	250,000		663,331	—	—	140,350	1,507,783
President and Chief
Financial Officer
Douglas P. Krause	2009	$270,094	$0	115,753		$0	$0	$131,000	$12,103	$528,950
Executive Vice President	2008	218,842	—	74,996		66,778	—	119,089	12,224	491,929
and Chief Risk Officer,	2007	217,005	225,000	62,624		59,996	—	107,656	19,996	692,277
General Counsel and
Corporate Secretary
Karen Fukumura	2009	$250,000	$0	124,995		$0	$0	$0	$12,869	$387,864
Executive Vice President
and Head of Retail
Strategy, Deposit
Service & Technology
William J. Lewis	2009	$222,814	$0	9,995		$0	$0	$0	$8,604	$241,413
Executive Vice President
and Chief Credit Officer
Julia S. Gouw(9)	2009	$41,666	$0	$0		$0	$0	$0	$123,589	$165,255
President and Chief	2008	311,054	—	100,009		89,034	—	795,264	22,886	1,318,247
Operating Officer	2007	286,654	320,000	77,643		74,995	—	694,766	21,280	1,475,338

(1)
Includes compensation deferred at election of the executive (except for 2009 when contributions were suspended) and the year upon which such compensation was earned. See also "Nonqualified Deferred Compensation for the 2009 Fiscal Year Table".

(2)
There was no incentive compensation paid to Named Executive Officers for fiscal years 2009. Mr. Tolda received a $210,000 bonus which was contractually agreed to as a minimum first year bonus at the time he joined the Company as Chief Financial Officer in April of 2008. The amounts shown for 2007 represent the incentive compensation awards for fiscal year 2007 that were paid in March 2008.

(3)
The values in this column represent the aggregate grant date fair values of the restricted stock awards granted in 2009, 2008, and 2007.

(4)
The values in this column represent the aggregate grant date fair values of the stock option awards granted in 2009, 2008, and 2007.

(5)
Includes the year-to-date change in the actuarial present value of the accumulated benefit under the SERP for each Named Executive only. The SERP provides supplemental retirement benefits to certain employees whose contributions to the

  401(k) Plan are, under applicable Internal Revenue Service regulations, limited. See "Retirement Plans." In 2007, 2008 and 2009, there were no above-market or preferential earnings on non-qualified deferred compensation. Deferred compensation earnings are only to be included in this Summary Compensation Table if they are above-market earnings. See "Nonqualified Deferred Compensation".

(6)
Represents all other compensation including employer contributions to the 401(k) Plan, relocation costs and perquisites including automobile allowances and financial planning services. Employer contributions to the 401(k) Plan are benefits generally available to all salaried employees. The Named Executives are also provided with certain group life, health, long-term disability and medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The costs of all perquisites have been calculated based on the actual expense paid by the Company. All other compensation that exceeds $10,000, other than perquisites are described below. All perquisites or other personal benefits greater than $25,000 or 10% of the total value of all perquisites received by the Named Executive are also described below:

2009:

Mr. Ng received financial planning services valued at $33,940 in 2009. Mr. Tolda and Ms. Fukumura each received $12,000 as an automobile allowance in 2009. Ms. Gouw received payments totaling $103,734 in 2009 from the SERP in connection with her retirement from the Company in 2008.

2008:

Mr. Ng received $13,800 in 401(k) contributions and financial planning services valued at $33,944 in 2008. Mr. Tolda received $125,000 as a relocation allowance, $8,350 as an automobile allowance and $7,000 in 401(k) contributions in 2008. Mr. Krause received $12,224 in 401 (k) contributions in 2008. Ms. Gouw received financial planning services valued at $8,000, $7,486 in 401(k) contributions and $7,200 as an automobile allowance in 2008.

2007:

Mr. Ng received $13,500 in 401(k) contributions and financial planning services valued at $33,250 in 2007. Mr. Krause received $9,900 in 401 (k) contributions in 2007. Ms. Gouw received $6,080 in 401(k) contributions, $7,200 as an automobile allowance and financial planning services valued at $8,000 in 2007.

(7)
The stock awards granted to Mr. Ng in 2008 and 2007 were performance restricted stock grants with multi-year performance goals. The goals were not achieved and none of the stock awards vested. Accordingly, Mr. Ng received no common shares or other value from these awards. These performance restricted stock grants are, however, under SEC rules required to be reported as compensation even though the performance restricted stock never vested and no value was delivered to the recipient.

(8)
Mr. Tolda joined the Company as Chief Financial Officer in April 2008 and resigned effective January 26, 2010.

(9)
Ms. Gouw came out of retirement and rejoined the Company as President and Chief Operating Officer on November 30, 2009. Her compensation as a director of the Company is disclosed under the "2009 Non-employee Director Compensation Table."

        The following stock options were granted during 2009 to the Named Executives pursuant to the Company's Stock Incentive Plan and the Performance-Based Bonus Plan:

Grants of Plan-Based Awards in 2009 Table

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1) (i)	Grant Date Fair Value of Equity Award ($)(2) (l)
Douglas P. Krause	02/26/09	16,144	115,753
Karen Fukumura	02/26/09	17,433	124,995
William J. Lewis	02/26/09	1,394	9,995

(1)
Shares of restricted stock were granted pursuant to the 1998 Stock Incentive Plan of the Company. The restricted stock granted on February 26, 2009 to the Named Executives, vests 50% after four years and 50% after five years. Dividends are paid on shares of restricted stock at the same time dividends are paid on outstanding shares of common stock.

(2)
The grant date fair value for the restricted stock reflects the ASC 718 value over the vesting period for the shares. Dividends are paid on shares of restricted stock at the same time dividends are paid on our outstanding shares of common stock.

        The following table sets forth certain information concerning options and restricted stock held by the Named Executives under the Company's Stock Incentive Plan:

Outstanding Equity Awards at December 31, 2009

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Options (#) Exercisable (b)	Number of Securities Underlying Options (#) Unexercisable(1) (c)	Option Exercise Price ($) (e)	Option Expiration Date(1) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (h)
Dominic Ng	1,000	—	16.63	2/28/2010	59,976	$947,621
	1,000	—	26.44	2/24/2011
	400	—	11.69	9/17/2011
	200,000	—	12.95	1/23/2012
	25,000	—	37.63	3/10/2012
	30,150	14,850	36.87	3/9/2013
	16,290	31,624	38.81	2/26/2014
	—	174,964	21.09	2/19/2015
Thomas Tolda	—	191,599	13.57	4/21/2015	18,423	$291,083
Karen Fukumura	—	83,011	18.07	4/7/2015	31,661	$500,244
Julia S. Gouw	1,000	—	16.63	2/28/2010	30,686	$484,839
	1,000	—	26.42	3/5/2011
	400	—	11.69	9/17/2011
	40,000	—	12.95	1/23/2012
	10,630	—	37.63	3/10/2012
	10,902	5,371	36.87	3/9/2013
	2,745	5,330	38.81	2/26/2014
	—	18,966	21.09	2/19/2015
Douglas P. Krause	1,000	—	16.63	2/28/2010	33,411	$527,894
	1,000	—	26.42	3/5/2011
	9,050	—	12.95	1/23/2012
	6,378	—	37.63	3/10/2012
	9,085	4,476	36.87	3/9/2013
	2,196	4,264	38.81	2/26/2014
	—	14,225	21.09	2/19/2015
William J. Lewis	20,000	—	17.28	1/28/2010	7,487	118,295
	1,000	—	16.63	2/28/2010
	20,000	—	26.15	1/28/2011
	1,000	—	26.42	3/5/2011
	5,315	—	37.63	3/30/2012
	2,907	1,433	36.87	3/9/2013
	2,196	4,264	38.81	2/26/2014
	—	8,535	21.09	2/19/2015

(1)
All stock options listed above vest at a rate of 1/3 after the second anniversary of the grant date, 1/3 after the third anniversary of the grant date and 1/3 after the fourth anniversary of the grant date.

(2)
The restricted stock awards aggregate the historic grants that have not vested. The shares of most restricted stock grants either vests 100% after three years or 50% after four years and 50% after five years. In 2006 and 2007, all employees were granted 75 and 100 shares of restricted stock, respectively which vests 100% after 3 years. Each Named Executive except for Mr. Tolda and Ms. Fukumura who joined the Company in 2008, has 175 shares of such restricted stock outstanding. Dividends are paid on shares of restricted stock at the same time dividends are paid on our outstanding shares of common stock.

        The following table sets forth certain information concerning options and stock awards held by the Named Executives under the Company's Stock Incentive Plan:

Option Exercises and Stock Vested in 2009 Fiscal Year

	Option Awards
			Stock Awards
	Number of Shares Acquired on Exercise (#) (b)
Name (a)		Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Dominic Ng	—	$—	5,075	$20,453
Douglas P. Krause	—	—	872	$4,187
Julia S. Gouw	1,000	$7,938	1,403	$6,242
William J. Lewis	—	—	739	$3,672

 RETIREMENT PLANS

        The Company has two retirement plans. The Company's 401(k) Plan (the "401(k) Plan") is a qualified retirement plan under the Internal Revenue Code of 1986 as amended (the "Code") and is open to all employees of the Company and its subsidiaries with at least three months of service. In 2009 the Company did not provide an employer matching contribution to the 401(k) Plan.

        The Company also has a Supplemental Executive Retirement Plan (the "SERP") which provides supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are limited under applicable Internal Revenue Service regulations.

        The following table sets forth certain information concerning pension benefits for the Named Executives under the Company's SERP:

Pension Benefits for the 2009 Fiscal Year

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
Dominic Ng	Supplemental Executive Retirement Plan	18	$8,410,582	$—
Douglas Krause	Supplemental Executive Retirement Plan	13	762,359	—
Julia S. Gouw	Supplemental Executive Retirement Plan	20	3,539,906	103,734

(1)
The present value of the accumulated benefit is calculated using the same valuation assumptions used in our financial statements set forth in our Form 10-K.

        In 2001, the Board of Directors designated those employees who are eligible to participate in the SERP. The Board designated named executive officers Mr. Ng, Ms. Gouw and Mr. Krause as participants in the SERP. Benefits under the SERP include income generally payable either commencing upon a designated retirement date until age 80 or in a discounted lump sum if previously elected on or prior to December 31, 2009. Participants will be entitled to a projected benefit equal to 50% of his or her 2001 total compensation, adjusted 3% per year for cost of living. The designated retirement date is the 20th anniversary of employment by the Company and early retirement after 15 years is permitted with lower benefits. SERP benefits begin to vest after 15 years of service; however vesting accelerates to 100% upon a change in control of the Company. Upon a termination of employment for "cause," the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of a termination without "cause". The Company has purchased life insurance contracts on the participants in order to finance the cost of these benefits and it is anticipated that, because of the tax-advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of a change of control. There have not been any other designated participants since 2001.

        Mr. Ng had 18 years of service under the SERP as of December 31, 2009. As of December 31, 2009, the present value of the future benefit under the SERP after the 20th anniversary of employment calculated using an 8% discount rate was $9,898,846 for Mr. Ng. When Ms. Gouw retired from the Company on December 31, 2008, she had 19 years of service under the SERP and was eligible for early retirement under the SERP. Ms. Gouw is currently receiving distributions under the SERP. Ms. Gouw came out of retirement on November 30, 2009 and is currently an active employee. Mr. Krause had 13 years of service under the SERP as of December 31, 2009. As of December 31, 2009, the present value of the future benefit under the SERP after the 20th anniversary of employment calculated using an 8% discount rate was $1,325,504 for Mr. Krause.

        The SERP is an unfunded non-qualified plan, which means that the participants have no rights under the SERP beyond those of a general creditor of the Company, and there are no specific assets set aside by the Company in connection with the plan. There are accordingly, no assurances to the participants that upon retirement the Company will be able to pay the accrued benefits. The SERP is not an employment contract. There are no other Company plans that provide for specified retirement payment and benefits, excluding those executives covered under the SERP.

NONQUALIFIED DEFERRED COMPENSATION

        The Company also has a nonqualified deferred compensation plan (the "Deferred Compensation Plan") which was established by the Company in 1997 and available to all officers above a certain level. Effective January 1, 2009, the Company suspended all new contributions from participants into the Deferred Compensation Plan and any amounts that were held in the Deferred Compensation Plan were allowed to remain there. The Company does not contribute to the Deferred Compensation Plan.

        Under the Deferred Compensation Plan, a participant is returned his or her deferrals, along with interest, in a future year or years in a single lump sum or in monthly installments, as selected by the participants, subject to the terms of the plan. The Deferred Compensation Plan allowed participants to tax defer part of their income, up to 80% of base salary and bonus, to a later date. Once made, deferral elections are generally irrevocable. With the suspension of new contributions into the Deferred Compensation Plan effective January 1, 2009, all participants were allowed to exercise a one-time distribution in a lump sum or in installments, beginning January 2, 2009. The Deferred Compensation Plan does not earn above market interest. The annual rate of return earned is 120% of the Long Term Applicable Federal Rate published periodically by the Internal Revenue Service. At December 31, 2009, the rate of return on the Deferred Compensation Plan was 4.91%.

        The following table sets forth certain information concerning benefits for the Named Executives under the Company's Deferred Compensation Plan:

Nonqualified Deferred Compensation for the 2009 Fiscal Year

Name (a)	Executive Contribution in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)
Dominic Ng	—	$954	$1,218,942	—
Julia S. Gouw	—	$281	$4,140,107	—
William J. Lewis	—	$43	$184,529	—

 EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As a result of East West's participation in the Capital Purchase Program, the Named Executive Officers and the next five most highly compensated employees are prohibited from receiving any severance or change in control payments during the period the U.S. Department of the Treasury holds equity or debt securities of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

        Except as provided herein, there are no existing or proposed material transactions between the Company or the Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

REPORT BY THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a written charter most recently revised and adopted by the Company's Board of Directors on July 24, 2007. A copy of the Audit Committee Charter is available through the Company's website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

        The Board of Directors has determined that each of the members of the Audit Committee is independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards.

        In performing its function, the Audit Committee has among other tasks:

  •
  reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009 with management and with the independent auditors;

  •
  discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and

  •
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

THE 2010 AUDIT COMMITTEE
Herman Y. Li, Chairman Andrew S. Kane John Lee Keith W. Renken

        The Audit Committee Report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report therein.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's Code of Ethical Conduct and the Board's Corporate Governance Guidelines provide guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors. In order to provide further clarity and guidance on these matters, the Company has adopted a written policy regarding the review, approval or ratification of related party transactions.

        The policy generally provides that the Audit Committee will review and approve in advance, or will ratify, all related party transactions between the Company and our directors, director nominees, executive officers, and persons known by the Company to own more than 5% of our common stock, and any of their immediate family members. Related party transactions include transactions or relationships involving the Company and amounts in excess of $120,000 and in which the above related parties have a direct or indirect material interest. Under the policy, the failure to approve a related party transaction in advance would not invalidate the transaction or violate the policy as long as it is submitted to the Audit Committee for review and ratification as promptly as practicable after entering into the transaction.

        The Audit Committee works with the Company's General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. In determining whether to approve or ratify a transaction or relationship that is covered by the policy, the Audit Committee considers, among other things:

  •
  the identity of the parties involved in the transaction or relationship

  •
  the facts and circumstances of the transaction or relationship, including the identity of the party involved

  •
  the material facts of the transaction or relationship

  •
  the benefits to the Company of the transaction or relationship

  •
  the terms of the transaction, including whether those terms are fair to East West and are in the ordinary course of business and on substantially the same terms with transactions or relationships with unrelated third parties

        During 2009, the Company did not enter into any related party transactions that required review, approval or ratification under our related party transaction policy. From time to time, the Company may lend money through its subsidiary, the Bank, to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectibility and do not present other unfavorable features. The Company does not have any loans to Named Executives. None of the directors or executive officers of the Company, any associate or affiliate of such persons, or persons who beneficially owned more than 5% of the outstanding shares of the Company had any transactions or proposed transactions greater than $120,000 during the past year with the Company.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote "For" the Ratification of Auditors

        KPMG LLP has been approved by the Audit Committee of the Company to be the independent auditors of the Company for the 2010 fiscal year. The stockholders are being asked to ratify the selection of KPMG LLP. If the stockholders do not ratify such selection by the affirmative vote of a majority of the votes cast, the Audit Committee will reconsider its selection. Under applicable SEC regulations, the selection of the independent auditors is solely the responsibility of the Audit Committee.

        Representatives from the firm of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement if they desire to do so, and will be available to respond to stockholders' questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The independent registered public accounting firm of the Company and the Bank is KPMG LLP. KPMG LLP performs both audit and non-audit professional services for and on behalf of the Company and its subsidiaries in 2009. Prior to that, Deloitte & Touche LLP performed audit services for and on behalf of the Company and its subsidiaries.

        The following table sets forth information regarding the aggregate fees billed for services rendered by KPMG LLP and Deloitte & Touche LLP for the fiscal years ended December 31, 2009 and 2008, respectively.

	2009	2008
Audit Fees(a)	$2,387,156	$1,650,000
Audit-Related Fees(b)	148,240	—
Tax Fees(c)	478,620	—
All Other Fees(d)	175,000	—

	$3,189,016	$1,650,000

(a)
Audit fees consists of fees paid to KPMG for professional services rendered by KPMG for the audit of the Company's consolidated financial statements in the Form 10-K and review of financial statements included in the Form 10-Q's, including services normally provided by an accountant in connection with statutory and regulatory filings or engagements, and the review of registration statements filed with the SEC and issuance of consents and comfort letters.

(b)
Audit-related fees consists of certain due diligence services related to acquisition and analysis conducted by KPMG and professional services provided by KPMG Hong Kong in connection with the review of banking returns for the Hong Kong branch.

(c)
Tax fees include tax compliance, planning and advisory services.

(d)
All other fees consists of fees for professional services including documentation assistance and testing of an internally developed model used in the determination of the fair value loans acquired in the acquisition of United Commercial Bank.

        All work performed by independent auditors must be pre-approved by the Audit Committee. All audit-related, tax and other services were reviewed and approved by the Audit Committee, which concluded that the provision of these limited services by KPMG LLP did not compromise that firm's independence in the conduct of its auditing function. All professional services rendered by KPMG LLP during 2009 were furnished at customary rates and terms.

 PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote "For" the Approval of This Resolution

        The Company believes that our overall executive compensation program is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders.

        The American Recovery and Reinvestment Act was enacted on February 17, 2009 and requires all recipients of funds from the U.S. Department of the Treasury under its TARP Capital Purchase Program permit shareholders to vote to approve, on a non-binding basis, the compensation of executive officers. Accordingly, the Company is presenting the following advisory proposal for stockholder approval:

        "Resolved, that the stockholders hereby approve the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material."

        Because your vote is advisory, it will not be binding upon the Board of Directors. In the event this non-binding proposal is not approved by our stockholders, then such a vote shall neither be construed as overruling a decision by our Board of Directors or our Compensation Committee, nor create or imply any additional fiduciary duty by our Board of Directors or our Compensation Committee, nor further shall such a vote be construed to restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders intended to be included in the proxy materials for the 2011 annual meeting of stockholders must be received by the Secretary of East West Bancorp, 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 27, 2010 (120 days prior to the anniversary of this year's mailing date).

        Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

        SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2011 annual meeting of stockholders is March 12, 2011 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Proxyholders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the 2011 annual meeting of stockholders.

        The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Meeting. The enclosed Proxy grants the Proxyholders discretionary authority to vote on any matter properly brought before the Meeting.

 ANNUAL REPORT ON FORM 10-K

        The Company's annual report on Form 10-K for the fiscal year ended December 31, 2009 will also be mailed to all stockholders. The annual report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2009, and the report thereon of KPMG LLP, the Company's independent registered public accounting firm.

OTHER BUSINESS

        Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

EAST WEST BANCORP, INC.

DOUGLAS P. KRAUSE Corporate Secretary
Pasadena, California April 26, 2010

k181489:10-635 East West Bancorp PC 3 4/21/10 3:05 PM Page 1

10-635 East West Bancorp — Proxy Card Proof 3 — 04/21/10 — 15:05

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

EAST WEST BANCORP, INC.

OR

73028/73446

▼ FOLD AND DETACH HERE ▼

Nominees:

01 Iris S. Chan	07 John Lee
02 Peggy Cherng	08 Herman Y. Li
03 Rudolph I. Estrada	09 Jack C. Liu
04 Julia S. Gouw	10 Dominic Ng
05 Paul H. Irving	11 Keith W. Renken
06 Andrew S. Kane	

*Exceptions ______________________________

Will Attend Meeting ☐ **YES**

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date ____________

PRINT AUTHORIZATION ***(THIS BOXED AREA DOES NOT PRINT)***

To commence printing on this proxy card please sign, date and fax this card to: 212-269-1116

SIGNATURE:______________________ **DATE:**__________ **TIME:**__________

73028/73446 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ewbc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. EAST WEST BANCORP, INC. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. Election of Directors. The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified 01 Iris S. Chan 02 Peggy Cherng 03 Rudolph I. Estrada 04 Julia S. Gouw 05 Paul H. Irving 06 Andrew S. Kane 07 John Lee 08 Herman Y. Li 09 Jack C. Liu 10 Dominic Ng 11 Keith W. Renken (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Ratification of Auditors. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010 3. Advisory Vote to Approve Executive Compensation. An advisory vote to approve executive compensation 4. Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE. Will Attend Meeting YES

73028/73446 You can now access your East West Bancorp, Inc. account online. Access your East West Bancorp, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for East West Bancorp, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 REVOCABLE PROXY EAST WEST BANCORP, INC. Annual Meeting of Stockholders – Thursday, May 27, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned stockholder(s) of East West Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Julia S. Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 135 N. Los Robles Ave, 6th Floor, Pasadena, California at 2:00 p.m., on Thursday, May 27, 2010, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows and, in their discretion, to vote and act upon such other business as may properly come before the Meeting: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (ELECTION OF DIRECTORS), 2 (RATIFICATION OF AUDITORS), AND 3 (ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN THEIR DISCRETION IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

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East West Bancorp, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 2010
East West Bancorp, Inc.
135 N. Los Robles Avenue, 7th Floor Pasadena, California 91101 (626) 768-6000
PROXY STATEMENT For ANNUAL MEETING OF STOCKHOLDERS To be held May 27, 2010
GENERAL INFORMATION
Important Notice Regarding Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to be Held on May 27, 2010
BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS The Board of Directors Recommends a Vote "For" All Nominees
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES .
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DIRECTOR INDEPENDENCE/FINANCIAL EXPERTS
COMMITTEES OF THE BOARD OF DIRECTORS
CONSIDERATION OF DIRECTOR NOMINEES
COMMUNICATIONS WITH THE BOARD
EXECUTIVE SESSIONS
STOCK OWNERSHIP GUIDELINES
DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT BY THE COMPENSATION COMMITTEE
COMPENSATION OF EXECUTIVE OFFICERS
RETIREMENT PLANS
NONQUALIFIED DEFERRED COMPENSATION
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT BY THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors Recommends a Vote "For" the Ratification of Auditors
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION The Board of Directors Recommends a Vote "For" the Approval of This Resolution
PROPOSALS OF STOCKHOLDERS
ANNUAL REPORT ON FORM 10-K
OTHER BUSINESS